UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 13, 2013

Date of Report

 (Date of earliest event reported)

LABOR SMART INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54654	45-2433287
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5604 Wendy Bagwell Parkway, Suite 223, Hiram, Georgia 30141

(Address of principal executive offices, including zip code)

(770) 222-5888

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On November 13, 2013, Ms. Shannan Manix submitted her resignation as a director of Labor Smart, Inc. (the “Company”).  The Company accepted Ms. Manix’s resignation on that same day.  Ms. Manix’s resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 19, 2013

LABOR SMART INC.
By:	/s/ Ryan Schadel
Name:	Ryan Schadel
Title:	Chief Executive Officer